Exhibit 99.3

DELTA HOUSE OIL AND GAS LATERAL, LLC

Exhibit 99.3

Independent Auditor’s Report

To the Members of
Delta House Oil and Gas Lateral, LLC
Houston, Texas

We have audited the accompanying financial statements of Delta House Oil and Gas Lateral, LLC, which comprise the balance sheet as of December 31, 2014, and the related statements of operations, members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Delta House Oil and Gas Lateral, LLC as of December 31, 2014 and the results of its operations and its cash flows for the year then ended, in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP
Houston, Texas

March 31, 2015

Exhibit 99.3

Independent Auditor’s Report

To the Members of
Delta House Oil and Gas Lateral, LLC
Houston, Texas

We have audited the accompanying financial statements of Delta House Oil and Gas Lateral, LLC (the “Company”), which comprise the balance sheet as of December 31, 2013, and the related statements of operations, members’ equity, and cash flows for the year then ended, 2013, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Delta House Oil and Gas Lateral, LLC as of December 31, 2013, and the results of its operations and its cash flows for the year then ended, in accordance with accounting principles generally accepted in the United States of America.

/s/ UHY LLP

Houston, Texas
March 31, 2014

Exhibit 99.3

DELTA HOUSE OIL AND GAS LATERAL, LLC
BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2015	2014	2013
	(unaudited)
ASSETS:
Current assets
Cash and cash equivalents	$3,624	$3,138	$48,580
Accounts receivable	2,753	2,098	—
Total current assets	6,377	5,236	48,580
Property and equipment, net	176,142	156,097	40,018
Total assets	$182,519	$161,333	$88,598

LIABILITIES AND MEMBERS' EQUITY:
Current liabilities
Accounts payable and accrued liabilities	$1,326	$9,569	$12,731
Accounts payable and accrued liabilities-affiliate	19	201	359
Total current liabilities	1,345	9,770	13,090

Asset retirement obligations	3,182	—	—
Total liabilities	4,527	9,770	13,090
Commitments and contingencies, Note 3

Members' equity	177,992	151,563	75,508
Total liabilities and members' equity	$182,519	$161,333	$88,598

The accompanying notes are an integral part of these financial statements.

Exhibit 99.3

 DELTA HOUSE OIL AND GAS LATERAL, LLC
STATEMENTS OF OPERATIONS
(in thousands)

	Six Months ended June 30,		Year Ended December 31,
	2015	2014	2014	2013
	(unaudited)

Operating revenue	$3,141	$—	$—	$—

Operating Expenses:
General and administrative	51	—	22	41
Depreciation	922	—	—	—
Accretion of asset retirement obligation	26	—	—	—
Total operating expenses	999	—	22	41

Net income (loss)	$2,142	$—	$(22)	$(41)

The accompanying notes are an integral part of these financial statements.

Exhibit 99.3

DELTA HOUSE OIL AND GAS LATERAL, LLC
STATEMENTS OF MEMBERS' EQUITY
(in thousands, except unit amounts)

	Class A		Class B		Class C		Class D		Retained Earnings (Deficit)	Members' Equity
	Units	Amount	Units	Amount	Units	Amount	Units	Amount
Balance at December 31, 2012	5,409	$5,409	—	$—	—	$—	—	$—	$(1,242)	$4,167
Units issued	71,379	71,379	—	—	—	—	3	3	—	71,382
Net loss	—	—	—	—	—	—	—	—	(41)	(41)
Balance at December 31, 2013	76,788	76,788	—	—	—	—	3	3	(1,283)	75,508
Units issued	76,077	76,077	—	—	—	—	—	—	—	76,077
Net income	—	—	—	—	—	—	—	—	(22)	(22)
Balance at December 31, 2014	152,865	152,865	—	—	—	—	3	3	(1,305)	151,563
Units issued	24,287	24,287	—	—	—	—	—	—	—	24,287
Net income	—	—	—	—	—	—	—	—	2,142	2,142
Balance at June 30, 2015 (unaudited)	177,152	$177,152	—	$—	—	$—	3	$3	$837	$177,992

The accompanying notes are an integral part of these financial statements.

Exhibit 99.3

DELTA HOUSE OIL AND GAS LATERAL, LLC
STATEMENTS OF CASH FLOWS
(in thousands)

	Six months ended June 30,		Year ended December 31,
	2015	2014	2014	2013
	(unaudited)
Cash flows from operating activities
Net income	$2,142	$—	$(22)	$(41)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	922	—	—	—
Accretion of asset retirement obligation	26	—	—	—
Changes in operating assets and liabilities:
Accounts receivable	(656)	—	(2,097)	—
Accounts payable and other current liabilities	19	—	—	—
Net cash provided by (used in) operating activities	2,453	—	(2,119)	(41)
Cash flows from investing activities:
Additions to property and equipment	(26,254)	(44,784)	(119,400)	(26,984)
Net cash used in investing activities	(26,254)	(44,784)	(119,400)	(26,984)
Cash flows from financing activities:
Issuance of equity units	24,287	76,077	76,077	71,382
Net cash flows provided by financing activities	24,287	76,077	76,077	71,382
Net change in cash and cash equivalents	486	31,293	(45,442)	44,357
Cash and cash equivalents at beginning of period	3,138	48,580	48,580	4,223
Cash and cash equivalents at end of period	$3,624	$79,873	$3,138	$48,580

Non-Cash Investing Activities
Additions to property and equipment funded through accounts payable and accrued liabilities	$8,407	$14,894	$3,320	$12,914
Asset retirement obligations	$3,156	$—	$—	$—
The accompanying notes are an integral part of these financial statements.

Exhibit 99.3

DELTA HOUSE OIL AND GAS LATERAL, LLC
NOTES TO FINANCIAL STATEMENTS

1.	Organization and Nature of Operations

Delta House Oil and Gas Lateral, LLC (“the Company”) was formed in the state of Delaware as a limited liability company on October 18, 2012.  The Company will continue in existence until it is dissolved and terminated by the members of the Company in accordance with the provisions of the Limited Liability Agreement (the “LLC Agreement” or “Operating Agreement”). The Company was formed to finance, design, construct, and own and operate oil and gas lateral transportation facilities to receive, process, and transport production of hydrocarbons from the Marmalard, Neidermeyer and SOB 2 prospects (“the Anchor Prospects”), the Blue Wing Olive, Malachite and SOB III prospects (“Secondary Prospects”) and the Otis and Odd Job prospects (“Additional Priority Prospects”) in the Gulf of Mexico and any future additional prospects to a floating production platform (“Base FPS”) which has been developed by Delta House FPS, LLC.  The planned capacity of the oil lateral facilities is 100,000 bbl per day and 240 MMcf per day of natural gas for the gas lateral facilities.

The Base FPS and the oil and gas lateral transportation facilities initiated operations in April 2015.

On December 6, 2012, the Company entered into a processing agreement with the producers (the “Producers”) of the Anchor Prospects to provide gas transportation services. The Producers have agreed to pay the Company a variable fee for each MMBtu of gas produced from the Anchor Prospects and delivered to the Base FPS. Additionally, beginning on the earlier of the date on which all Producers have delivered production to the lateral facility, the Producers are contractually obligated to pay a fixed monthly fee of $1,393 for the right to use the lateral transportation facilities.

Profits and losses are allocated to the members in proportion to their equity percentage interests with certain restrictions dictated by specific terms under the LLC Agreement.

2.	Summary of Significant Accounting Policies

Basis of Presentation for interim financial information

These unaudited financial statements as of June 30, 2015 and for the six months ended June 30, 2015 and 2014 have been prepared in accordance with generally accepted accounting principles ("GAAP") for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The information furnished herein reflects all normal recurring adjustments that are, in the opinion of management, necessary for a fair statement of financial position and results of operations for the respective interim periods. The financial results for the six months ended June 30, 2015 are not necessarily indicative of the results that may be expected for the full year ended December 31, 2015.

Amounts in these footnotes are in thousands, unless otherwise stated.

Recent Accounting Pronouncements

In April 2015, the FASB issued ASU No. 2015-03, Simplifying the Presentation of Debt Issuance Costs. This amendment requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. ASU 2015-03 is effective for fiscal years beginning after December 15, 2015, including interim periods therein, and is applied retrospectively. Early adoption is permitted for financial statements that have not been previously issued.

The FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which amends the existing accounting standards for revenue recognition.  ASU 2014-09 is based on principles that “an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.”  In addition, the new standard requires that reporting companies disclose the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASU 2014-09 was originally effective for annual reporting periods beginning after December 15, 2016; however, in July 2015, the FASB issued ASU 2015-14 which allowed for a one-year deferral of the effective date as well as providing the option to early adopt the standard on the original effective date.  Accordingly, the Company may adopt the standard in either its first quarter of fiscal year 2018 or 2019.  The new standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of date of adoption.  The Company is currently evaluating the impact of the adoption of this ASU on its financial statements.

Exhibit 99.3

Cash and Cash Equivalents

Cash and cash equivalents represent cash and short-term, highly liquid investments with original maturities of three months or less.

Revenue recognition

Revenue from our oil and gas export offshore pipelines are based on a fixed monthly fee for the right to use the lateral transportation facilities and a fixed fee per unit of volume gathered or transported multiplied by the volume delivered. Transportation fees are based on contractual arrangements.  Revenue associated with these fee-based contracts are recognized when volumes have been delivered.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable and accounts payable. The carrying amounts of cash, accounts receivable and accounts payable approximate fair value due to the short term nature of those instruments.

Property and Equipment

Property and equipment are recorded at cost. Betterments are capitalized. Repair and maintenance costs are expensed as incurred. Property and equipment consists of the following:

		June 30,	December 31,
	Useful Life (Years)	2015	2014	2013
Pipelines	40	$177,064	$—	$—
Accumulated depreciation		(922)	—	—
Property and equipment, net		176,142	—	—
Construction-in-progress		—	156,097	40,018
Total property and equipment, net		$176,142	$156,097	$40,018

Construction-in-progress consists of capitalized costs incurred in association with the acquisition and construction of the oil and gas lateral transportation facilities.

Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets, net of salvage value. Depreciation expense was approximately $922 for the six months ended June 30, 2015. Since the facilities had not been placed in service as of December 31, 2014, no depreciation expense was recognized during the years ended December 31, 2014 and 2013.

An impairment loss is recognized if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and measured as the difference between the carrying amount and fair value of the asset. The Company records impairment losses on long-lived assets when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows to be generated by those assets are less than the carrying amounts of those assets.

Asset retirement obligation

The fair value of a liability for an asset retirement obligation (“ARO”) is recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The costs associated with the asset retirement obligation are capitalized as part of the carrying amount of the long-lived asset. During the period ending June 30, 2015, the Company has recorded an ARO for the dismantlement of the oil and gas lateral transportation facilities.

Exhibit 99.3

The following table provides an analysis of changes in the ARO liability for the six months ended June 30, 2015:

Balance at January 1, 2015	$—
Liabilities incurred	3,156
Accretion	26
Balance at June 30, 2015	$3,182

Use of Estimates

When preparing financial statements in conformity with GAAP, management must make estimates and assumptions based on information available at the time. These estimates and assumptions affect the reported amounts of assets, liabilities, revenues and expenses, as well as the disclosures of contingent assets and liabilities as of the date of the financial statements. Estimates and assumptions are based on information available at the time such estimates and assumptions are made. Adjustments made with respect to the use of these estimates and assumptions often relate to information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements. Estimates and assumptions are used in, among other things i) estimating unbilled revenues, ii) analyzing long-lived assets and assets for possible impairment, iii) estimating the useful lives of assets, and iv) asset retirement obligations. Actual results could differ materially from estimated amounts.

Income Taxes

The Company files its federal income tax return as a limited liability corporation under the Internal Revenue Code. In lieu of corporate income taxes, the members of the Company are taxed on their proportionate share of the Company’s taxable income. Accordingly, no provision or liability has been recognized for federal income tax purposes in the accompanying financial statements, as taxes are the responsibility of the individual members of the Company.

The Company’s assets are located in federal waters in the Gulf of Mexico and therefore are not subject to state income taxes.

Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. The Company had no uncertain tax positions as of June 30, 2015 or at December 31, 2014 or 2013. For the six months ended June 30, 2015 and 2014, the Company did not incur any income tax related interest or penalties.

None of the Company’s federal income tax returns are currently under examination by the Internal Revenue Service (“IRS”). However, fiscal years 2012 and later remain subject to examination by the IRS.

Concentration of Credit Risk

Our primary assets, which are located in the Gulf of Mexico, provide infrastructure capacity that provides transportation services to producers of oil and natural gas to a Base FPS. We maintain allowances for potentially uncollectible accounts receivable; however, at June 30, 2015, no allowance was deemed necessary.

The Company maintains cash balances at financial institutions in the United States of America, which at times exceed federally insured amounts. The Company has not experienced any losses in such accounts.

3.	Commitments and Contingencies

Capital commitments

At June 30, 2015 and December 31, 2014, the Company had approximately $0 and $35,000, respectively, of future capital commitments to complete the oil and gas lateral facilities.

Exhibit 99.3

Legal Proceedings

We are not currently party to any pending litigation or governmental proceedings, other than ordinary routine litigation incidental to our business. While the ultimate impact of any proceedings cannot be predicted with certainly, management believes that the resolution of any of our pending proceedings will not have a material adverse effect on our financial condition or results of operations.

Environmental Matters

We are subject to federal and state laws and regulations relating to the protection of the environment. Environmental risk is inherent to processing platform operations, and we could, at times, be subject to environmental cleanup and enforcement actions. We attempt to manage this environmental risk through appropriate environmental policies and practices to minimize any impact our operations may have on the environment.

4.	Related Party Transactions

Transportation Agreements

The Company entered into separate oil lateral transportation and gas lateral transportation agreements (“Transportation Agreements”) with the producers of Anchor Prospects. Under the terms of the Transportation Agreements, the Company agreed to construct, install and decommission the gas and oil laterals (“the Facilities”) that accepts dedicated production from the Anchor Prospects at the Base FPS in the Gulf of Mexico and deliver the production to pipeline operators. In addition, the Company ensures that LLOG Exploration Offshore, L.L.C. (“Lateral Operator”) operates the Company’s Facilities according to the project agreements.

In return for the services and Facilities the Company provides under the Transportation Agreements, the Producers pay a per unit transportation fee throughout the term of the contact, a fixed monthly charge which expires after seven years, and fund the decommissioning and abandonment costs of the Facilities. All operating costs of the Facilities will be charged to the Producers with the exception of certain excluded costs.

During the six months ended June 30, 2015, the Company billed the Producers $3,141 (unaudited) and $30 (unaudited) for transportation and decommissioning fees, respectively. As of June 30, 2015, $2,753 (unaudited) was due from the Producers for these services.

Asset Management Agreement

Consolidated Asset Management Services (Texas), LLC (“CAMS”), provided construction and asset management services to the Company under the terms of an Asset Management Agreement (“AMA”). CAMS is indirectly owned by Tessa Group, LLC, a general partner holding a 60% partnership interest and ArcLight Asset Management, LLC, a limited partner holding a 40% partnership interest and an affiliate of ArcLight Capital Partners, LLC (“ArcLight”). ArcLight holds 51.7% of the Class A units in the Company through its subsidiary, Otter Offshore Holdings, LLC.

The initial term of the AMA was through the date of First Commercial Production which is defined as the date on which the last of the following occurs: (a) the Base Floating Production System (“Base FPS”) has been constructed, installed and commissioned pursuant to the Construction Contracts and the Project Management Agreement by Delta House FPS, LLC, (b) Production is delivered from an Anchor Prospect to the Base FPS and the Base FPS accepts such delivery, or (c) the Base FPS delivers Hydrocarbons to the Lateral Facilities owned by the Company for delivery to the Commercial Pipeline Delivery Point. Unless either party declines to extend the AMA with one hundred twenty (120) days written notice before the end of the initial term, the AMA is automatically renewed for successive periods of one (1) year each. CAMS is paid a fixed monthly fee and recovers the expenses it incurs under the AMA.

During the year ended December 31, 2014 and 2013, the Company incurred costs of $512 and $266, respectively, related to the AMA, which were capitalized in construction in progress related to the cost of the lateral facilities.

During the six months ended June 30, 2015, the Company incurred costs of $113 (unaudited) related to the AMA of which $94 (unaudited) was capitalized as construction in-progress and $19 (unaudited) was expensed.

As of June 30, 2015 and December 31, 2014 and 2013, the Company has accounts payable due to CAMS of $19 (unaudited), $20 and $20, respectively.

Exhibit 99.3

Project Management Agreement

LLOG Exploration Offshore, LLC (“LLOG”), provided project management services to the Company under the terms of a Project Management Agreement (“PMA”). LLOG, along with its subsidiary, LLOG Bluewater Holdings, LLC holds a combined partnership interest in the Company of 5.5%.

The PMA terminated on the earliest of: (a) First Commercial Production and the substantial completion of all activities under the Construction Contracts and payment of Project Costs; (b) written consent of all Parties terminating the PMA or (c) at the election of each Owner, with respect to its respective Project Facilities or the election by all Owners with respect to all Project Facilities, upon termination of all Production Handling Agreements or Transportation Agreements, in accordance with their termination provisions. LLOG was paid a fee equal to 2.5% of the incurred project costs and recovers the expenses it incurs under the PMA.

During the year ended December 31, 2014 and 2013, the Company incurred costs of $3,401 and $659, respectively, related to the PMA, which were capitalized as construction in progress related to the cost of the lateral facilities.

During the six months ended June 30, 2015 and 2014, the Company incurred costs of $739 and $1,081 (unaudited), respectively, related to the PMA which were capitalized as construction in-progress.

As of June 30, 2015 and December 31, 2014 and 2013, the Company has accounts payable due to LLOG of $0 (unaudited), $181 and $339, respectively.

5.	Members’ Equity

There are four classes of equity units as established by the LLC Agreement:

•	Class A units - a class of capital interests in respect of construction and operation of the Lateral Facilities

•	Class B units - a class of capital interests in respect of construction cost overruns with respect to the Lateral Facilities

•	Class C units - a class of capital interests in respect of expansions to the Lateral Facilities

•	Class D units - a class of capital interests in respect of unreimbursed major expenditures related to the Lateral Facilities

Producers receive Class D Units in the Company for funding operating costs of major work that exceed $10,000 in aggregated cost. In addition, the Producers assigned an overriding royalty interest in the dedicated production of the Anchor Prospects which triggers upon an activation event.

Class B, C and D units have no voting rights. Distributions to members holding each class of equity units are subject to waterfall provisions contained in the operating agreement.

For purposes of adjusting the Capital Accounts of the Members, the Net Profits, Net Losses and, to the extent necessary, individual items of income, gain, loss and deduction, for any Fiscal Year or other period shall be allocated among the Members in a manner such that the Adjusted Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal (proportionately) to then distributions that would be made to such Member if the Company were dissolved, its affairs wound up and its properties sold for cash equal to their Gross Asset Values, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Gross Asset Value of the asset securing such liability), and the net assets of the Company were distributed to the Members immediately after making such allocation.

6.	Subsequent Events

The Company has evaluated subsequent events through October 23, 2015, which is the date these financial statements were available for issuance.

On September 18, 2015, Toga Offshore, LLC, the majority owner of Otter Offshore Holdings, LLC and an affiliate of ArcLight, contributed their ownership interest in the Company (approximately 49%) to Pinto Offshore Holdings, LLC. Subsequently, on September 18, 2015, American Midstream Delta House, LLC (an affiliate of American Midstream Partners, LP) purchased a 26.33% interest in Pinto Offshore Holdings, LLC; resulting in American Midstream Delta House, LLC owning an approximate 12.9% effective interest in the Company.